UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 9, 2012

River Valley Bancorp
(Exact Name of Registrant as Specified in Its Charter)

Indiana	000-21765	35-1984567
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

430 Clifty Drive, P.O. Box 1590, Madison, Indiana		47250-0590
(Address of Principal Executive Offices)		(Zip Code)

(812) 273-4949
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On November 13, 2012, River Valley Bancorp (the “Registrant”) filed a Current Report on Form 8-K to report the completion of its acquisition of Dupont State Bank (“Dupont”).  In that filing, the Registrant indicated that it would amend the Form 8-K at a later date to include the financial information required by Item 9.01.  This amendment is being filed to provide such information.

Item 9.01.  Financial Statements and Exhibits.

(a)           Financial statements of businesses acquired

The audited financial statements of Dupont State Bank as of December 31, 2011, and for the year ended December 31, 2011, are filed as Exhibit 99.2 hereto.

The unaudited condensed balance sheet of Dupont State Bank as of September 30, 2012, and the unaudited condensed statements of income, comprehensive income, and cash flows of Dupont State Bank for the nine months ended September 30, 2012, and September 30, 2011, are filed as Exhibit 99.3 hereto.

(b)           Pro Forma Financial Information

The unaudited pro forma combined condensed consolidated balance sheet of the Registrant as of September 30, 2012, and the unaudited pro forma combined condensed consolidated income statements of Registrant for the nine months ended September 30, 2012, and for the year ended December 31, 2011, are filed as Exhibit 99.4 hereto.

(c)           Shell company transactions

Not applicable.

(d)           Exhibits

Exhibit No.	Description
23.1	Consent of BKD, LLP
99.2	Audited financial statements of Dupont State Bank as of December 31, 2011, and for the year ended December 31, 2011
99.3
Unaudited condensed balance sheet of Dupont State Bank as of September 30, 2012, and unaudited condensed statements of income, comprehensive income, and cash flows of Dupont State Bank for the nine months ended September 30, 2012 and September 30, 2011

99.4	Pro Forma Financial Statements as of September 30, 2012, and for the year ended December 31, 2011, and the nine months ended September 30, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: January 25, 2013	River Valley Bancorp

	By:	/s/ Vickie L. Grimes
Vickie L. Grimes
Vice President of Finance